UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2012, American International Group, Inc. (“AIG”) entered into an Agreement to Amend Master Transaction Agreement, Guarantee, Pledge and Proceeds Application Agreement and LLC Agreements (the “Amendment”), among AIG, AM Holdings LLC (formerly known as ALICO Holdings LLC) (the “ALICO SPV”), AIA Aurora LLC (the “AIA SPV”) and the United States Department of the Treasury (the “Treasury”). The Amendment amends (i) the Master Transaction Agreement, dated as of December 8, 2010 (the “Master Transaction Agreement”), among AIG, the ALICO SPV, the AIA SPV, the Federal Reserve Bank of New York, the Treasury and the AIG Credit Facility Trust, (ii) the Guarantee, Pledge and Proceeds Application Agreement, dated as of January 14, 2011 (the “GPPA”), among AIG, the Guarantors party thereto and the AIA SPV and the ALICO SPV as Secured Parties, (iii) the Fourth Amended and Restated Limited Liability Company Agreement, dated as of December 1, 2009 (as amended, the “AIA SPV LLC Agreement”), of the AIA SPV and (iv) the Second Amended and Restated Limited Liability Company Agreement, dated as of December 1, 2009 (as amended, the “ALICO SPV LLC Agreement”), of the ALICO SPV.

Pursuant to the Amendment, the AIA SPV, the special purpose vehicle that holds AIG’s remaining shares in AIA Group Limited (“AIA”), will be entitled to retain and distribute to AIG the net proceeds in excess of $5,576,121,382.04 received by the AIA SPV from the sale of ordinary shares of AIA, described in more detail in AIG’s Current Report on Form 8-K filed on March 6, 2012 (the “AIA Sale”). In addition, the liens created by the GPPA on (i) the equity interests in International Lease Finance Corporation owned by a subsidiary of AIG, (ii) the ordinary shares of AIA held by the AIA SPV subsequent to the closing of the AIA Sale and (iii) the common equity interests in the AIA SPV will be released and such interests and AIA ordinary shares will no longer constitute collateral securing the repayment of the liquidation preference of the Treasury’s preferred interests in the AIA SPV. Certain provisions of the Master Transaction Agreement, the GPPA, the AIA SPV LLC Agreement and the ALICO SPV LLC Agreement will be deleted or modified to reflect this release of collateral. The release of collateral and modification of agreements is subject to various conditions, including that (a) a portion of the net proceeds received by AIG in respect of its interest in Maiden Lane II LLC is used by AIG to partially repay the intercompany loan extended by the AIA SPV to AIG and then used by the AIA SPV to partially pay down the liquidation preference of the Treasury’s preferred interests in the AIA SPV, and (b) at least $5,576,121,382.04 of the net proceeds from the AIA Sale are used by the AIA SPV to partially pay down such liquidation preference.

The Amendment also provides that before the release of collateral, the AIA SPV and the ALICO SPV will redeem the Treasury’s preferred participating return rights under the applicable SPV LLC Agreements for an aggregate amount of approximately $127 million. AIG may contribute to the AIA SPV and the ALICO SPV a portion of the net proceeds received by AIG in respect of its interest in Maiden Lane II LLC to redeem the return rights. AIG also agreed to repay the Treasury’s remaining liquidation preference in the AIA SPV by May 8, 2013.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: March 8, 2012	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon

		Title:	Senior Vice President & Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement to Amend Master Transaction Agreement, Guarantee, Pledge and Proceeds Application Agreement and LLC Agreements, dated as of March 7, 2012, among AIG, the ALICO SPV, the AIA SPV and Treasury.